Exhibit 23.4



                         Consent of Independent Auditors



The Board of Directors
Webster Financial Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. Our report refers to changes in the methods of accounting for mortgage servicing rights in 1995 and income taxes in 1993.


                                                    /s/ KPMG Peat Marwick L.L.P.


Hartford, Connecticut
November 8, 1996


                                      E-59